THERMON REPORTS FISCAL 2019 RESULTS; RECORD REVENUE OF $413MM WITH 34% GROWTH AS COMPARED TO FISCAL 2018

AUSTIN, Texas, June 6, 2019 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the fourth quarter ("Q4 2019") and the fiscal year ended March 31, 2019 ("Fiscal 2019").

Fiscal 2019 highlights, compared to the fiscal year ended March 31, 2018 ("Fiscal 2018"), include:

•Record annual revenue of $412.6 million, an increase of 34% compared to $308.6 million
•Successful integration of the Thermon Heating Systems ("THS") acquisition
•Fully diluted GAAP EPS for Fiscal 2019 was $0.69, an increase of 92% compared to $0.36
•Non-GAAP Adjusted EPS was $1.19 for Fiscal 2019, an increase of 20% compared to $0.99
•Net Income of $22.8 million, an increase of 91% compared to $11.9 million
•Record Adjusted EBITDA of $83.5 million, an increase of 29% in Fiscal 2019 as compared to $64.8 million

Q4 2019 highlights, compared to the three months ended March 31, 2018 ("Q4 2018"), include:

•	Revenue of $114.2 million, an increase of 11% compared to $102.6 million

•	Fully diluted GAAP EPS for Q4 2019 was $0.20 per share, an increase of 11% compared to $0.18

•	Non-GAAP Adjusted EPS for Q4 2019 was $0.32 per share, a decrease of 6% compared to $0.34

•	Net Debt to Adjusted EBITDA ratio at March 31, 2019 of 2.2x

"During Q4 2019, we continued to see strong growth in our installed base with revenue of $114 million up 11% over the prior year. Revenue growth was driven by a record mix of Heat Tracing Greenfield projects which represented nearly 50% of revenues for the quarter as compared to a 38% historical average since the 2012 fiscal year. This higher Greenfield mix was dilutive to margins in the quarter, but the expanding installed base positions the Company to grow the recurring maintenance business in future periods at a higher margin profile. We expect to see continued growth in Fiscal 2020 and beyond due to our new product introductions and the continued growth of our installed base." said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q4 2019, the Company generated revenue of $114.2 million versus $102.6 million in Q4 2018, an increase of $11.6 million or 11%. Organic revenue was $91.4 million and revenue from THS was $22.8 million in Q4 2019. During Q4 2019, organic Greenfield and MRO/UE activity each accounted for approximately 50% of revenue, respectively. Most of the revenue contributed by THS is considered MRO/UE (facility maintenance, repair and operations and upgrade or expansion).

Gross margin during Q4 2019 was 39.4% compared to 45.6% in Q4 2018. Gross margins were negatively impacted by a record high mix of Greenfield project revenue in combination with turn-key Greenfield projects containing a higher proportion of labor and third-party materials than Q4 2018.

Q4 2019 total orders were $105.7 million versus $94.5 million in Q4 2018, an increase of $11.2 million or 12%. Q4 2019 backlog of $120.0 million represents a $39.6 million, or 25%, decrease as compared to Q4 2018 backlog of $159.6 million.

Q4 2019 net income attributable to Thermon and GAAP earnings per share ("EPS") were $6.8 million and $0.20 per fully diluted common share, respectively, compared to $6.1 million and $0.18 per fully diluted common share, respectively, in Q4 2018. After taking into account certain one-time charges and the impact of intangible amortization (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q4 2019 of $10.5 million and Adjusted EPS of $0.32 per fully diluted common share compared to $11.2 million and $0.34 per fully diluted common share, respectively, in Q4 2018.

Adjusted EBITDA was $21.7 million in Q4 2019 as compared to $22.6 million in Q4 2018, a decrease of $0.9 million or 4% (see table, Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA).

In Fiscal 2019, the Company generated revenue of $412.6 million compared to $308.6 million in Fiscal 2018, an increase of $104.0 million or 34%. While $43.2 million of the revenue increase was from THS, the remaining $60.8 million of revenue growth was from the organic business. Gross margin during Fiscal 2019 was 42.6% compared to 46.6% in Fiscal 2018. Our mix of Greenfield and MRO/UE sales was 49% and 51% in Fiscal 2019 compared to 37% and 63% in Fiscal 2018, respectively. Fiscal 2019 orders were $377.4 million versus $327.5 million in Fiscal 2018, an increase of $49.9 million or 15%.

Fiscal 2019 net income attributable to Thermon and GAAP EPS were $22.8 million and $0.69 per fully diluted common share, respectively, compared to $11.9 million and $0.36 per fully diluted common share, respectively, in Fiscal 2018. After taking into account certain one-time charges, costs related to the THS acquisition in Fiscal 2018 and the impact of intangible amortization (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Fiscal 2019 of $39.2 million and Adjusted EPS of $1.19 per fully diluted common share compared $32.5 million and $0.99 per fully diluted common share, respectively, during Fiscal 2018.

Adjusted EBITDA was $83.5 million in Fiscal 2019 as compared to $64.8 million in Fiscal 2018, an increase of $18.7 million or 29%.

Outlook

For the fiscal year ending March 31, 2020 we anticipate revenue growth of 2% to 4% relative to Fiscal 2019, and we expect margin improvements due to a more typical historical mix of Greenfield versus MRO/UE business, planned price increases and cost reduction initiatives. We project our Net Debt to Adjusted EBITDA ratio to be 1.5x by the end of the fiscal year ending March 31, 2020, excluding the impact of any potential M&A activity.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q4 2019 and full fiscal 2019 results during a conference call today at 3:15 p.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada.  A replay of the webcast will be available on Thermon’s investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free cash flow" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before costs related to the consolidation of our operating footprint in Canada, THS acquisition-related expenses, a one-time loss on certain foreign currency hedges entered into in connection with the THS acquisition, a one-time repatriation tax on deferred foreign income as a result of the tax reform legislation, adjustments to our deferred tax liability for a tax rate change, amortization of intangible assets and the income tax effect on any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, costs related to the consolidation of our operating footprint in Canada, THS acquisition-related expenses and a one-time loss on certain foreign currency hedges entered into in connection with the THS acquisition. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free cash flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon Adjusted EBITDA" "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy, chemical processing and power generation capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to operate successfully in foreign countries; (v) our ability to effectively integrate THS product lines into our existing sales and marketing channels; (vi) tax liabilities and changes to tax policy; (vii) our ability to protect data and thwart potential cyber attacks; (viii) our ability to bid and win new contracts; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) changes in relevant currency exchange rates; (xiii) a material disruption at any of our manufacturing facilities; (xiv) potential liability related to our products as well as the delivery of products and services; (xv) our dependence on subcontractors and third party suppliers; (xvi) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs and the United Kingdom’s referendum vote; (xvii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xviii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xx) our ability to protect our trade secrets and intellectual property; (xxi) the extent to which federal, state, local, and foreign governmental regulations of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xxii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, to be filed with the Securities and Exchange Commission on or prior to June 14, 2019. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox

(512) 690-0600

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Sales	$114,230	$102,582	$412,642	$308,609
Cost of sales	69,261	55,759	236,702	164,798
Gross profit	44,969	46,823	175,940	143,811
Operating expenses:
Marketing, general and administrative and engineering	25,630	26,634	102,512	91,096
Stock compensation expense	1,018	892	4,148	3,519
Amortization of intangible assets	4,611	5,744	20,771	16,458
Income from operations	13,710	13,553	48,509	32,738
Interest income and expense, net	(3,442)	(3,331)	(13,721)	(6,721)
Loss on refinance of debt	—	—	—	(376)
Debt cost amortization	(708)	(1,224)	(1,755)	(1,657)
Interest expense, net	(4,150)	(4,555)	(15,476)	(8,754)

Other expense	36	(32)	109	(5,595)
Income before provision for taxes	9,596	8,966	33,142	18,389
Income tax expense	2,847	2,372	9,973	5,170
Net income	6,749	6,594	23,169	13,219

Income attributable to non-controlling interests	(19)	537	413	1,306
Net income attributable to Thermon	$6,768	$6,057	$22,756	$11,913

Net income per common share:
Basic income per share	$0.21	$0.19	$0.70	$0.37
Diluted income per share	$0.20	$0.18	$0.69	$0.36
Weighted-average shares used in computing net income per common share:
Basic common shares	32,606	32,469	32,569	32,424
Fully-diluted common shares	33,167	32,967	33,054	32,797

	March 31, 2019 (unaudited)	March 31, 2018
Cash	$31,402	$33,879
Total gross debt	217,725	225,000
Total equity	348,949	340,853

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

Adjusted EBITDA	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Year Ended March 31, 2019	Year Ended March 31, 2018
Net income attributable to Thermon	$6,768	$6,057	$22,756	$11,913
Interest expense, net	4,150	4,555	15,476	8,754
Income tax expense	2,847	2,372	9,973	5,170
Depreciation and amortization expense	6,939	7,932	29,965	24,420
EBITDA (non-GAAP basis)	$20,704	$20,916	$78,170	$50,257
Stock compensation expense	1,018	892	4,148	3,519
Consolidation of operating footprint in Canada	—	—	757	—
Income attributable to non-controlling interests	(19)	537	413	1,306
THS acquisition related foreign exchange losses	—	—	—	5,594
THS acquisition related expenses	—	259	—	4,093
Adjusted EBITDA (non-GAAP basis)	$21,703	$22,604	$83,488	$64,769

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Year Ended March 31, 2019	Year Ended March 31, 2018	Adjustment to:

GAAP net income attributable to Thermon	$6,768	$6,057	$22,756	$11,913

Consolidation of operating footprint in Canada	—	—	757	—	Operating expense
THS acquisition related foreign exchange losses	—	—	—	5,594	Operating expense
THS acquisition related expenses	—	259	—	4,093	Operating expense
Tax reform and transaction related tax expense	—	214	—	1,014	Income tax expense
Accelerated amortization on optional debt reduction	394	880	394	880	Interest expense
Release of deferred tax liability for undistributed foreign earnings and uncertain tax positions	—	—	—	(554)	Income tax expense
Amortization of intangible assets	4,611	5,744	20,771	$16,458	Intangible asset amortization
Tax effect of non-tax adjustments	(1,270)	(1,905)	(5,499)	$(6,947)	Income tax expense
Adjusted net income (non-GAAP)*	$10,503	$11,249	$39,179	$32,451

Adjusted-fully diluted earnings per common share (non-GAAP)*	$0.32	$0.34	$1.19	$0.99

Fully-diluted common shares	33,167	32,967	33,054	32,797

* Please note that the Company now presents Non-GAAP Adjusted Net Income and Non-GAAP Adjusted EPS to take into account the impact of intangible amortization. The impact of amortization (net of tax) to Non-GAAP Adjusted EPS was $0.10 and $0.47 per fully diluted share during the three months and year ended March 31, 2019, respectively, and $0.13 and $0.36 per fully diluted share during the three months and year ended March 31, 2018, respectively.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Year Ended March 31, 2019	Year Ended March 31, 2018
Cash provided by operating activities	$13,381	$10,727	$23,227	$21,915
Less: Cash used for purchases of property, plant and equipment	(3,228)	(3,826)	(12,036)	(10,008)
Plus: Sale of rental equipment	303	467	981	936
Plus: Proceeds from sales of land and buildings	10	—	33	—
Free cash flow provided (non-GAAP)	$10,466	$7,368	$12,205	$12,843